USCA All Terrain Fund

SUPPLEMENT TO THE
STATEMENT OF ADDITIONAL INFORMATION

Supplement dated September 1, 2023
to the Statement of Additional Information (“SAI”) dated July 28, 2023

______________________________________________________________________________

Effective as of August 31, 2023, Robert Garrison II has resigned from the Board of Trustees of USCA All Terrain Fund. Any reference to Robert Garrison II should be disregarded.

********************

The Fund’s Prospectus and SAI dated July 28, 2023, provide information that you should know before investing in the Fund and should be retained for future reference.  The Prospectus and SAI have been filed with the Securities and Exchange Commission, are incorporated herein by reference and are available upon request and without charge by calling toll-free 1-877-653-1415.

Please retain this Supplement for future reference.